For Immediate Release

FERRO INCREASES 2015 EARNINGS TARGETS AS PROGRESS CONTINUES ON VALUE CREATION STRATEGY

•	Agreement Signed for Indirect Spend Optimization Initiative

•	Overall Cost Savings Now Expected to Exceed $100 Million versus Prior Target of $85 Million

•	2015 Adjusted Earnings per Share Target Now Greater than $1.00 versus Prior Target of $0.90 — $1.00

CLEVELAND, Ohio – September 9, 2013 – Ferro Corporation (NYSE: FOE, the “Company”) today announced that it has entered into a five-year agreement with Procurian Inc., a leading specialist in procurement solutions, and expanded its relationship with Capgemini, a leading provider of technology and outsourcing services, to maximize the value derived from the Company’s indirect spend procurement process.

As part of Ferro’s value creation strategy, the Company is initiating a comprehensive program to transform the way indirect spend is managed, improving procurement effectiveness and reducing costs. The program will focus on expenditure categories including, among others, professional and contract services, facilities, information technology and telecommunications, packaging, capital equipment, utilities, logistics, and travel. Ferro’s annual expenditures for such goods and services are approximately $325 million.

The program will further standardize procurement processes and bring deep market intelligence and category expertise to drive cost savings and optimize spend for indirect goods and services. Procurian will provide source-to-contract and category management services that include category planning, sourcing, demand management, contracting and compliance tools. Ferro also has expanded its current agreement with Capgemini to include the outsourcing of certain procurement processes. Capgemini will assist in standardizing the back-office procurement procedures for indirect spend and will provide data management services, including purchase order creation and management. Capgemini and Procurian have integrated their offerings to ensure savings are realized and sustained over time. Overall, the new program is expected to increase operational efficiencies, drive savings and optimize indirect spend while providing a flexible, scalable solution as the Company’s indirect procurement needs continue to evolve.

With implementation of the indirect spend optimization initiative, the Company now is targeting adjusted earnings for 2015 in excess of $1.00 per share. Targets for 2015 have been updated to include the following metrics:

•	Value-Added Sales Growth: Global GDP + 1%

•	Gross profit margin: Greater than 21.5% (prior: greater than 21%)

•	SG&A expense: Less than $50 million per quarter (prior: less than 13%)

•	EBITDA: Greater than 12.5% (prior: approximately 11%)

•	Adjusted earnings per share: In excess of $1.00 (prior: $0.90 — $1.00)

•	Return on invested capital: Greater than 15%

Note: percentages are expressed as a percent of value-added sales

Commenting on the indirect spend initiative, Peter Thomas, President and Chief Executive Officer, said “We are pleased to be expanding our relationship with Capgemini and we look forward to working with Procurian on this important program. We continue to vigorously execute on our strategy and are firmly focused on reducing operating costs and improving returns. The benefits we expect to achieve in our indirect spend procurement function give us further confidence that our cost-saving initiatives will generate savings greater than $100 million and drive 2015 adjusted earnings in excess of $1.00 per share.”

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,600 employees globally and reported 2012 sales of $1.8 billion.

About Procurian

Procurian is a leading specialist in comprehensive procurement solutions. Forward-thinking business leaders partner with Procurian to transform procurement and drive sustainable changes to their cost structures. Global industry leaders, including Kimberly-Clark, Hertz, Symantec, Timken, and Whirlpool have chosen Procurian to accelerate this transformation. Procurian’s built-out Specialized Procurement Infrastructure™ integrates with businesses to optimize spending and deliver real savings that equal a margin point or more. Procurian is an ICG (NASDAQ: ICGE) company. For more information, visit www.procurian.com.

About Capgemini

Capgemini Business Process Outsourcing (BPO) collaborates with some of the world’s largest multinational corporations to transform their business processes in the areas of Finance & Accounting, Supply Chain Management, Procurement, Customer Operations Management, and Human Resources, consistently delivering new levels of productivity and accelerating business outcomes. With its Global Enterprise Model (GEM)™, Capgemini engineers and delivers powerful analytics-driven BPO solutions using the right combination of best-in-class processes, industry leading technology and highly skilled resources along with appropriate pricing and governance models for each client’s individual needs. For more information, visit www.capgemini.com/bpo.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	Ferro’s ability to successfully implement its value creation strategy;

•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs and indirect spend optimization initiative, and to produce the desired results, including projected savings;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety, and the environment;

•	Ferro’s ability to successfully introduce new products or enter into new growth markets;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against the Company;

•	management of Ferro’s general and administrative expenses;

•	Ferro’s multi-jurisdictional tax structure;

•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on capital;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health, and safety regulations;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	implementation of new business processes and information systems;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2012.

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Contacts:

Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com